UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT

           Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): April 16, 1997



                                       MFB Corp.
                 (Exact name of registrant as specified in its charter)




                                       INDIANA
                  (State or other jurisdiction of incorporation)





	                 0-23374	                              35-1907258
	         (Commission File Number)	         (IRS Employer Identification No.)


          121 South Church Street
		        Post Office Box 528
		        Mishawaka, Indiana	                              46544
      	  	(Address of principal executive offices)      	(Zip Code)


       Registrant's telephone number, including area code:  (219) 255-3146


Item 5.	Other Events.


	Pursuant to General Instruction F to Form 8-K, the press release issued April 16, 1997 concerning the Second Quarter Earnings Announcement is incorporated herein by reference and is attached hereto as Exhibit 1.

 Pursuant to General Instruction F to Form 8-K, the press release issued April 18, 1997 concerning the cash dividend announcement is incorporated by reference and is attached hereto as Exhibit 2.


Item 7.	Financial Statements and Exhibits.

	(c)	Exhibits

		Exhibit  1 -- Press Release dated April 16, 1997.

  Exhibit 2  -- Press Release dated April 18, 1997.


                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             			_______________________________________
                                    Timothy C. Boenne, Vice President

Dated: April 18, 1997




         Exhibit 1.




          April 16, 1997                 Point of Contact: Charles J. Viater


                    MFB Corp. ANNOUNCES SECOND QUARTER EARNINGS

          Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $522,000 or $.30 per share for the three months ended March 31, 1996, compared to $396,000 or $.20 per share for the three months ended
March 31, 1996, an increase of 31.8%. Net income for the six months ended March 31, 1997 was $998,000 compared to $748,000 for the six months ended March 31, 1996, an increase of 33.4%.

          Net interest income after provision for loan losses for the most recent three and six month periods total $1.84 million and $3.60 million respectively compared to $1.46 million and $2.83 million for the same periods one year ago. During the three months ended March 31, 1997 total interest income increased by $870,000 compared to the same period one year ago primarily as a result of a $37.8 million increase in first mortgage loan receivables and a $5.4 million increase in consumer and commercial loan receivables. Total interest expense increased $495,000 reflecting the growth in savings account deposits and borrowed funds. For the six months ended March 31, 1997 total interest income increased $1.8 million while total interest expense increased $1.0 million.

          Noninterest income decreased from $121,000 for the three months ended March 31, 1996 to $85,000 for the three months ended March 31, 1997, while there was no significant change for the comparable six month periods ending March 31. Noninterest expense increased from $924,000 during the three months ended March 31, 1996 to $1.1 million during the three months ended March 31, 1997, and from $1.8 million to $2.1 million for the comparable six month periods ending March 31. These noninterest expense increases are primarily related to increased compensation expenses and expenses related to the Bank's name change which took effect November 1, 1996.

         The Corporation has increased total assets from $225.8 million as of September 30, 1996 to $234.3 million as of March 31, 1997, an increase of $8.5 million (or 3.8%). "Asset growth allows us to better leverage our capital position and enhance shareholder value," according to Charles J. Viater, President and CEO of the company. "Loan demand has been strong," he added. Total net loans have increased from $152.1 million at September 30, 1996 to $174.3 million at March 31, 1997, an increase of $22.2 million
(or 14.6%). The loan growth has been funded primarily by a growth in total savings deposits of $4.4 million and a $13.8 million decrease in securities available for sale.

         Total shareholders' equity decreased from $37.6 million as of September 30, 1996 to $34.0 million as of March 31, 1997 mainly as a result of the Corporation's repurchase of 241,963 shares of outstanding common stock during this period at a cost of $4.5 million, partially offset by $1.0 million in net income for the same period.

          While achieving this substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of March 31, 1997 was
 .03% compared to .05% as of March 31, 1996.

          The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the South Bend/Mishawaka area through its main office in Mishawaka and three branches throughout the community.






                         MFB CORP. AND SUBSIDIARY
                   Consolidated Balance Sheets (Unaudited)
                    March 31, 1997 and September 30, 1996
                             (in thousands)

                                                  	March 31,	September 30,
	                                                   1997       	1996
ASSETS
Cash and due from financial institutions      	$   2,237	  $    1,734
Interest-earning deposits in other
 financial institutions	                            ---	          ---
	Cash and cash equivalents                        	2,237        	1,734
Interest-earning time deposits in other
 financial institutions                            	---           	495
Securities available-for-sale                    	52,922       	66,763
Federal Home Loan Bank stock                      	1,675        	1,336
Total loans                                     	174,662      	152,392
Less allowance for loan losses	                    (355)          (340)
	Loans receivable, net                         	174,307        152,052
Accrued interest receivable                        	680           	818
Premises and equipment, net                      	2,314          1,969
Other assets                                       	155           	642

      	Total Assets                           	$234,290      	$225,809


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
	Deposits                                     	$163,322       $158,965
	Advances from borrowers for taxes and insurance	2,007          	1,864
	FHLB advances                                 	34,500          24,500
	Accrued expenses and other liabilities	           474	          2,881
	    Total Liabilities                        	200,303         188,210

Shareholders' Equity
	Common Stock                                   13,928         	18,317
	Retained earnings                             	21,303         	20,589
	Employee stock ownership plan                   	(786)          	(894)
	Recognition and retention plans                 	(154)          	(193)
	Net unrealized depreciation on securities
 available-for sale, net of tax	                  (304)    	      (220)
	     Total shareholders' equity	               33,987          37,599

Total Liabilities and Shareholders' Equities  $234,290       	$225,809






                         MFB CORP. AND SUBSIDIARY
                Consolidated Statement of Income (Unaudited)
          Three Months and Six Months Ended March 31, 1997 and 1996
                           (in thousands)



                                   	Three Months  Ended       Six Months Ended
                                         March 31,           	    March 31,
                                       1997      1996           1997    1996
Total interest income                 	$4,270  	$3,400        	$8,377 	$6,615

Total interest expense                 	2,427   	1,932         	4,766  	3,766

	Net interest income                   	1,843   	1,468         	3,611  	2,849

Provision for loan losses	                  8	       7	            15	     15

Net interest income after provision
for loan losses                        	1,835    	1,461         	3,596 	2,834

Total non-interest income	                 85      	121           	198   	204

Total non-interest expense	             1,055  	    924         	2,139 	1,795

Income before income taxes               	865      	658         	1,655 	1,243

Income tax expense                       	343      	262           	657   	495

	Net Income                             	$522     	$396          	$998  	$748



Earnings per common and
common equivalent share              	$   .30  	$   .20      	 $  .57  	$ .37


Earnings per share assuming
 full dilution                       	$   .30  	$   .20      	  $ .57 	 $ .37




Exhibit 2.


   April 18, 1997                         	Point of Contact: Charles J. Viater
                    	                                        	President/CEO


                        MFB Corp. ANNOUNCES QUARTERLY DIVIDEND


     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank") based in Mishawaka, Indiana, announced today that the Corporation has declared a cash dividend of $.08 on each share of its Common Stock for the quarter ended March 31, 1997. The dividend is payable on May 13, 1997 to holders of record on April 29, 1997.

"The continued improvement in our core earnings during the most recently completed quarter warrants the declaration of this dividend to shareholders," according to Charles J. Viater, President and CEO of both the Corporation and the Bank. The Bank is a wholly owned subsidiary of MFB Corp. with assets of $235 million as of March 31, 1997.